Exhibit 99.2 - Financial Statements and Exhibits

Pro forma financial information
The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the disposition of Total Security. This pro forma financial information should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q or Form 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 presents our condensed consolidated financial position giving pro forma effect to the disposition of Total Security as if it had occurred on September 30, 2023. An unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2023 was omitted because no pro forma adjustments are material and Total Security was previously classified as a discontinued operation in the Company’s historical condensed consolidated financial statements for the nine months ended September 30, 2023.

The Company consummated a business combination, which resulted in the acquisition of S1 Holdco and Total Security on January 27, 2022 (the “Merger”). The consolidated financial statements for the periods on or before January 26, 2022 reflect the financial position, results of operations and cash flows of S1 Holdco and its consolidated subsidiaries prior to the Merger, referred to as the “Predecessor” and periods beginning on or after January 27, 2022 reflect the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as a result of the Merger, referred to as the “Successor”. The unaudited pro forma condensed consolidated statement of operations for the Successor period January 27, 2022 through December 31, 2022 presents the Company’s operations giving pro forma effect to the disposition of Total Security as if it had occurred on January 27, 2022. The Predecessor period from January 1, 2022 through January 26, 2022 was not presented as Total Security was not acquired by the Company until January 27, 2022.

These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements for the year ended December 31, 2022, which were included in the Form 10-K filed on June 6, 2023, and the Company’s historical consolidated financial statements for the nine months ended September 30, 2023, which were included in the Quarterly Report on Form 10-Q filed on November 9, 2023.

The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the disposition of Total Security on our historical financial information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2023 (in thousands, except for par values)
	Historical	Transaction Accounting Adjustments		Pro Forma Total

ASSETS
Current assets:
Cash and cash equivalents	$4,853	$226,916	(b)	$231,769
Restricted cash, current	3,370	—		3,370
Accounts receivable, net of allowance for credit losses	59,393	—		59,393
Prepaid expenses and other current assets	10,045	—		10,045
Current assets held for sale from discontinued operations	12,866	(12,866)	(a)	—
Total current assets	90,527	214,050		304,577
Restricted cash, non-current	4,409	—		4,409
Property and equipment, net	3,238	—		3,238
Internal-use software development costs, net	11,334	—		11,334
Intangible assets, net	315,666	—		315,666
Goodwill	82,407	—		82,407
Operating lease right-of-use assets	5,154	—		5,154
Other non-current assets	577	—		577
Assets held for sale from discontinued operations	414,232	(414,232)	(a)	—
Total assets	$927,544	$(200,182)		$727,362
LIABILITIES AND EQUITY
Current liabilities of discontinued operations held for sale
Accounts payable	$10,604	$(385)	(b)	$10,219
Accrued expenses and other current liabilities	65,851	(1,853)	(b)	63,998
Operating lease liabilities, current	2,284	—		2,284
Debt, net	15,205	—		15,205
Related-party liabilities	27,175	(5,540)	(b)	21,635
Current liabilities held for sale from discontinued operations	116,572	(116,572)	(a)	—
Total current liabilities	237,691	(124,350)		113,341
Long-term debt, net	388,068	—		388,068
Warrant liability	925	—		925
Deferred tax liability	15,009	—		15,009
Operating lease liabilities, non-current	4,143	—		4,143
Other liabilities	2,686	—		2,686
Liabilities held for sale from discontinued operations	38,544	(38,544)	(a)	—
Total liabilities	687,066	(162,894)		524,172
STOCKHOLDERS' EQUITY
Class A common stock - $0.0001 par value; 500,000 shares authorized, 94,258 and 91,674 Class A shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	9	(3)	(c)	6
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,513 and 21,747 Class C shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	—		2
Additional paid-in capital	849,398	—		849,398
Accumulated deficit	(646,242)	(37,285)	(b)(c)	(683,527)
Accumulated other comprehensive loss	(435)	—		(435)
Total stockholders’ equity attributable to System1, Inc.	202,732	(37,288)		165,444
Non-controlling interest	37,746	—		37,746
Total stockholders’ equity	240,478	(37,288)		203,190
Total liabilities and stockholders’ equity	$927,544	$(200,182)		$727,362

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Successor Period January 27, 2022 to December 31, 2022 (in thousands, except per share and per unit data)
	Historical	Transaction Accounting Adjustments (d)	Pro Forma Total
Revenue	$773,940	$(161,711)	$612,229
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	538,779	(99,940)	438,839
Salaries and benefits	194,976	(60,005)	134,971
Selling, general, and administrative	63,478	(12,296)	51,182
Depreciation and amortization	118,652	(49,182)	69,470
Impairment of goodwill	366,309	—	366,309
Total operating costs and expenses	1,282,194	(221,423)	1,060,771
Operating income (loss)	(508,254)	59,712	(448,542)
Interest expense	32,050	(191)	31,859
Change in fair value of warrant liabilities	3,751	—	3,751
Income (loss) before income tax	(544,055)	59,903	(484,152)
Income tax expense (benefit)	(101,976)	3,613	(98,363)
Net income (loss) from continuing operations	(442,079)	56,290	(385,789)
Income from continuing operations attributable to noncontrolling interest	(105,682)	15,354	(90,328)
Net income (loss) attributable to System1, Inc.	$(336,397)	$40,936	$(295,461)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
a.Represents the elimination of the assets and liabilities associated with the business disposition. As of September 30, 2023, the Total Security business total assets and total liabilities were classified as held for sale on the Company's condensed consolidated balance sheet that was included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed on November 9, 2023.
b.Represents the cash proceeds received, net of unpaid transaction related costs of $7.5 million and mandatory debt repayments of $5.5 million as of September 30, 2023. Not reflected in the above pro forma statements is $13.2 million of payments for obligations that arose subsequent to September 30, 2023 and required to be mandatorily repaid as a result of the disposal of the Total Security business, $22.7 million of payments for the 2023 Revolving Note and associated origination fee to be voluntarily repaid upon the date of close, $9.6 million of payments for the reduction of intercompany obligations owed to Total Security based on the final terms of the Share Purchase Agreement, and other miscellaneous immaterial adjustments. All other intercompany debt obligations in the amount of $57.8 million owed by the Company to Total Security were assumed by JDI. These amounts had no impact on the pro forma presentation as they offset intercompany receivables held by Total Security.
c.Represents the retirement of 29 million System1 Inc. common shares as part of the purchase consideration. The share price used for the determination of consideration and the retirement is reflective of the closing stock price on September 29, 2023 of $1.21 compared to the close price on November 29, 2023 of $1.39.
d.Represents the elimination of the operations associated with the business disposition.

The pro forma earnings per share is a loss per share of $1.06 and $4.91 for the nine-month period ended September 30, 2023 and the Successor period January 27, 2022 through December 31, 2022, respectively, compared to an as reported loss per share of $0.73 and $3.77, respectively. Both periods are impacted due to the retirement of System1 shares noted in (c) and the Successor period January 27, 2022 through December 31, 2022 is also impacted due to the elimination of the business disposition as noted in (d).